Exhibit 99.1

FactSet Research Systems Inc.

601 Merritt 7

Norwalk, Connecticut 06851

203.810.1000 / 203.810.1001 Fax

News Release	Contacts: Ernest Wong Rachel Stern FactSet Research Systems 203.810.1000

FOR IMMEDIATE RELEASE

FACTSET ACQUIRES JCF GROUP

Acquisition Enhances Global Market Position

September 1, 2004, (Norwalk, CT) FactSet Research Systems Inc, (NYSE: FDS) a major supplier of computer-based financial and economic data to the investment community, today announced its acquisition of all the outstanding shares of the JCF Group of companies. JCF, based in Paris and London, is a privately held provider of global broker estimates and other financial and macroeconomic data to institutional investors. FactSet paid consideration of €50,000,000, of which €10,000,000 was in the form of FactSet common stock. In addition, up to €5,000,000 of contingent consideration will be payable if certain subscription targets are met over the next two years.

“JCF is highly regarded in Europe as a provider of quality data,” said Philip A. Hadley, CEO of FactSet. “The JCF acquisition will help us better serve the needs of our existing clients and facilitate expansion into new global markets.”

JCF Quant, JCF’s flagship product, integrates the company’s broker estimate database with historic prices, third party company financials, and macroeconomic data in one easy-to-use interface. JCF also sells, among other products, JCF Partners, a software automation and workflow tool for equity research departments. JCF’s current client list includes a number of established Wall Street investment banks and asset managers. Revenues for JCF were approximately €14,000,000 for the year ended December 31, 2003.

“We are extremely enthusiastic about joining FactSet, a company widely recognized as an innovator and leader in the financial industry,” said Jacques Chahine, founder and CEO of the JCF Group. “JCF’s employees and I look forward to partnering with FactSet to offer our clients powerful data solutions coupled with first-rate client service.”

About JCF Group

JCF Group, based in Paris and London and founded by Jacques Chahine, is a highly-regarded supplier of global broker estimates to institutional investors. JCF provides investment professionals with easy-to-use, customizable tools for accessing global broker estimates, analyzing detailed financial information and managing the automatic generation of research reports.

About FactSet

FactSet Research Systems Inc. is a leading provider of global financial and economic information, including fundamental data on tens of thousands of companies worldwide. Combining more than 200 databases into its own dedicated online service, the Company also provides the tools to download, combine and manipulate the data for investment analysis.

The Company, headquartered in Norwalk, Connecticut, was formed in 1978 and now conducts operations along with its affiliates from over twenty-two locations worldwide, including Boston, New York, Chicago, San Mateo, London, Frankfurt, Paris, Tokyo, Hong Kong, and Sydney.

Forward-Looking Statements

This news release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the Company’s strategy for growth, product development, market position, subscriptions and expected expenditures and financial results are forward-looking statements. Forward-looking statements may be identified by words like “expected,” “anticipates,” “plans,” “intends,” “projects,” “should,” “indicates,” “continues,” “subscriptions” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties, and assumptions. Many factors, including those discussed more fully elsewhere in this release and in FactSet’s filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, the ability to integrate new operations, the ability to hire qualified personnel; maintenance of the Company’s leading technological position; the impact of global market trends on the Company’s revenue growth rate and future results of operations; the negotiation of contract terms with corporate vendors, data suppliers and potential landlords; retention of key personnel; the absence of U.S. or foreign governmental regulation restricting international business; and the sustainability of historical levels of profitability and growth rates in cash flow generation.